Exhibit 10.30

Sixth Amendment
to the
Xcel Energy Senior Executive Severance and Change-In-Control Policy

THIS SIXTH AMENDMENT is made this 22 day of February, 2018, by Xcel Energy Inc. (the “Principal Sponsor”).

WITNESSETH:

WHEREAS, the Principal Sponsor maintains the Xcel Energy Senior Executive Severance and Change-In-Control Policy (the “Policy”), and

WHEREAS, the Board of Directors of the Principal Sponsor (the “Board”) has reserved the right to make amendments to the Policy, and

WHEREAS, the Governance, Compensation and Nominating Committee of the Board of Directors of the Principal Sponsor (the “Committee”) has reserved the right to appoint or remove Participants under the Policy, and

WHEREAS, the Committee wishes to amend the Policy in certain respects to add a Participant to Schedule I to be effective March 1, 2018.

NOW, THEREFORE, the Policy is hereby amended as follows:

1.	Schedule I - Participants: Schedule I to the Policy is hereby amended to add David Eves to the Schedule as a Tier II Participant as follows:

Name	Tier	Severance Multiple	Change-in-Control Multiple
David Eves	2	1	2

2.	Savings Clause. Except as hereinabove set forth, the Xcel Energy Senior Executive Severance and Change-In-Control Policy shall continue in full force and effect.

IN WITNESS WHEREOF, Xcel Energy Inc. has caused this instrument to be enacted by its duly authorized officer as of the date set forth to be effective March 1, 2018.

XCEL ENERGY INC.

By:	/s/ Marvin E. McDaniel

Its:	EVP and Group President, Utilities
and Chief Administrative Officer